                                                                 EXHIBIT (e)(4)

 [AIG AMERICAN GENERAL LOGO]                      AIG Income Advantage Select
                                            Variable Universal Life Insurance
                                                     Supplemental Application

American General Life Insurance Company (AGL)
A subsidiary of American International Group, Inc. (AIG)
Home office: Houston, Texas
--------------------------------------------------------------------------------
(This supplement must accompany the appropriate application for life insurance.) The supplement and the application will be attached to and made a part of the policy.

Applicant Information -- Supplement to the application on the life of


John Doe                                10/01/07
--------------------------------------  ---------------------------------------
Name of proposed insured                Date of application for life insurance

Initial Allocation Percentages

Investment Options  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                           PREMIUM   DEDUCTION
                                                          ALLOCATION ALLOCATION
                                                          ---------- ----------
AGL Declared Fixed Interest Account (301)                     100%       100%
[ AIG Retirement Company I
International Equities* (738/786-G)                          ____%      ____%
Mid Cap Index (739/787-G)                                    ____%      ____%
Money Market I (740/788-G)                                   ____%      ____%
Nasdaq-100(R) Index (741/789-G)                              ____%      ____%
Science and Technology (742/790-G)                           ____%      ____%
Small Cap Index* (743/791-G)                                 ____%      ____%
Stock Index (744/792-G)                                      ____%      ____%
AIM Variable Insurance Funds
Global Real Estate* (701/749-G)                              ____%      ____%
International Growth* (700/748-G)                            ____%      ____%
The Alger American Fund
Capital Appreciation (702/750-G)                             ____%      ____%
MidCap Growth (703/751-G)                                    ____%      ____%
American Century Variable Portfolios, Inc.
Value (704/752-G)                                            ____%      ____%
Credit Suisse Trust
Small Cap Core I* (705/753-G)                                ____%      ____%
Dreyfus Variable Investment Fund
International Value* (706/754-G)                             ____%      ____%
Fidelity Variable Insurance Products
Asset Manager/SM/ (707/755-G)                                ____%      ____%
Contrafund(R) (708/756-G)                                    ____%      ____%
Equity-Income (709/757-G)                                    ____%      ____%
Freedom 2020 (710/758-G)                                     ____%      ____%
Freedom 2025 (711/759-G)                                     ____%      ____%
Freedom 2030 (712/760-G)                                     ____%      ____%
Growth (713/761-G)                                           ____%      ____%
Mid Cap (714/762-G)                                          ____%      ____%
Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value Securities* (715/763-G)             ____%      ____%
Mutual Shares Securities (716/764-G)                         ____%      ____%
Janus Aspen Series
Forty (717/765-G)                                            ____%      ____%
Mid Cap Growth (719/767-G)                                   ____%      ____%
J.P. Morgan Series Trust II
International Equity* (721/769-G)                            ____%      ____%
JPMorgan Insurance Trust
Government Bond (720/768-G)                                  ____%      ____%
MFS Variable Insurance Trust
New Discovery* (722/770-G)                                   ____%      ____%
Research (723/771-G)                                         ____%      ____%
Neuberger Berman Advisers Management Trust
Mid-Cap Growth (725/773-G)                                   ____%      ____%
Socially Responsive (724/772-G)                              ____%      ____%
Oppenheimer Variable Account Funds
Balanced (726/774-G)                                         ____%      ____%
Global Securities* (727/775-G)                               ____%      ____%
PIMCO Variable Insurance Trust
CommodityRealReturn/TM/ Strategy* (728/776-G)                ____%      ____%
Global Bond (Unhedged) (732/780-G)                           ____%      ____%
Real Return (729/777-G)                                      ____%      ____%
Short-Term (730/778-G)                                       ____%      ____%
Total Return (731/779-G)                                     ____%      ____%
Pioneer Variable Contracts Trust
Mid Cap Value (733/781-G)                                    ____%      ____%
Putnam Variable Trust
Diversified Income (734/782-G)                               ____%      ____%
Small Cap Value* (735/783-G)                                 ____%      ____%
SunAmerica Series Trust
Aggressive Growth (736/784-G)                                ____%      ____%
Balanced (737/785-G)                                         ____%      ____%
Van Kampen Life Investment Trust
Growth and Income (745/793-G)                                ____%      ____%
Vanguard(R) Variable Insurance Fund
High Yield Bond (746/794-G)                                  ____%      ____%
REIT Index (747/795-G)                                       ____%      ____%
Other: _____________________________                         ____%      ____%]
                                                              100%       100%

* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) rider this investment option is designated as a Restricted Fund.

AGLC103226-2008

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Dollar Cost Averaging (DCA)

Dollar Cost      ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred
Averaging (DCA)  from any one investment option and directed to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                 NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider have been chosen.

                 Day of the month for transfers:           (Choose a day of the month between 1-28.)
                 Frequency of
                 transfers:    [_] Monthly    [_] Quarterly    [_] Semiannually    [_] Annually
                 DCA to be made from the following investment option:
                 Transfer $                               ($100 MINIMUM, WHOLE DOLLARS ONLY)

[ AIG Retirement Company I
International Equities (738)                                        $_________
Mid Cap Index (739)                                                 $_________
Money Market I (740)                                                $_________
Nasdaq-100(R) Index (741)                                           $_________
Science and Technology (742)                                        $_________
Small Cap Index (743)                                               $_________
Stock Index (744)                                                   $_________
AIM Variable Insurance Funds
Global Real Estate (701)                                            $_________
International Growth (700)                                          $_________
The Alger American Fund
Capital Appreciation (702)                                          $_________
MidCap Growth (703)                                                 $_________
American Century Variable Portfolios, Inc.
Value (704)                                                         $_________
Credit Suisse Trust
Small Cap Core I (705)                                              $_________
Dreyfus Variable Investment Fund                                    $_________
International Value (706)
Fidelity Variable Insurance Products
Asset Manager/SM/ (707)                                             $_________
Contrafund(R) (708)                                                 $_________
Equity-Income (709)                                                 $_________
Freedom 2020 (710)                                                  $_________
Freedom 2025 (711)                                                  $_________
Freedom 2030 (712)                                                  $_________
Growth (713)                                                        $_________
Mid Cap (714)                                                       $_________
Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value Securities (715)                           $_________
Mutual Shares Securities (716)                                      $_________
Janus Aspen Series
Forty (717)                                                         $_________
Mid Cap Growth (719)                                                $_________
J.P. Morgan Series Trust II
International Equity (721)                                          $_________
JPMorgan Insurance Trust
Government Bond (720)                                               $_________
MFS Variable Insurance Trust
New Discovery (722)                                                 $_________
Research (723)                                                      $_________
Neuberger Berman Advisers Management Trust
Mid-Cap Growth (725)                                                $_________
Socially Responsive (724)                                           $_________
Oppenheimer Variable Account Funds
Balanced (726)                                                      $_________
Global Securities (727)                                             $_________
PIMCO Variable Insurance Trust
CommodityRealReturn/TM/ Strategy (728)                              $_________
Global Bond (Unhedged) (732)                                        $_________
Real Return (729)                                                   $_________
Short-Term (730)                                                    $_________
Total Return (731)                                                  $_________
Pioneer Variable Contracts Trust
Mid Cap Value (733)                                                 $_________
Putnam Variable Trust
Diversified Income (734)                                            $_________
Small Cap Value (735)                                               $_________
SunAmerica Series Trust
Aggressive Growth (736)                                             $_________
Balanced (737)                                                      $_________
Van Kampen Life Investment Trust
Growth and Income (745)                                             $_________
Vanguard(R) Variable Insurance Fund
High Yield Bond (746)                                               $_________
REIT Index (747)                                                    $_________
Other: ________________________________                             $_________]

Dollar Cost averaging does not assume a profit or protect against a loss in declining markets. A policy owner should consider his or her financial ability to continue purchases through periods of low price levels in order to utilize fully a dollar cost averaging program.

Automatic Rebalancing

 Automatic Rebalancing  ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable
                        division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                        Check Here for Automatic Rebalancing
                        Frequency: [_] Quarterly [_] Semiannually [_] Annually

                        NOTE: Automatic Rebalancing is not available if the
                              DCA option has been chosen. Automatic
                              Rebalancing is required if the GMWB Rider has been selected.

AGLC103226-2008

Modified Endowment Contract

 Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [_] NO

Authorization for Transactions

Initial appropriate  I (or we, if Joint Owners), hereby authorize AGL to act
box here:            on telephone instructions or e-service instructions, if
                     elected, to transfer values among the variable divisions
                     and the AGL Declared Fixed Interest Account and to
                     change allocations for future premium payments and
                     monthly deductions given by:

                     [_]Policy Owner(s)-- if Joint Owners, either of us
                        acting independently.

                     [_]Policy Owner(s) or the Agent/Registered
                        Representative who is appointed to represent AGL and the firm authorized to service my policy.

                     AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must  1. Have you, the Proposed Insured or Owner (if different), received the variable universal
be answered.           life insurance policy prospectus and the investment choices brochure describing the
                       investment options?                                                                      [X] yes [_] no

                    2. Do you understand and acknowledge:
                         a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE
                            USE OF SEGREGATED ACCOUNTS WHICH MEANS THAT YOU NEED
                            TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR
                            THE POLICY AND THE UNDERLYING ACCOUNTS?                                             [X] yes [_] no

                        b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON
                           PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY VARY: AND

                           (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER
                               INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY STATE
                               GOVERNMENT?                                                                      [X] yes [_] no

                           (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL
                               RESERVE BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE?                             [X] yes [_] no

                        c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR
                           FUNDS PLACED IN THE AGL DECLARED FIXED INTEREST ACCOUNT?                             [X] yes [_] no

                        d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE
                           COVERAGE AND TO ALLOW FOR THE ACCUMULATION OF VALUES IN
                           THE SEGREGATED ACCOUNTS?                                                             [X] yes [_] no

                        e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE
                           OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
                           SEPARATE ACCOUNT?                                                                    [X] yes [_] no

                        f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON
                           THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE AGL
                           DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
                           CERTAIN EXPENSE DEDUCTIONS?                                                          [X] yes [_] no

                    3. Do you believe the Policy you selected meets your insurance and investment objectives
                       and your anticipated financial needs?                                                    [X] yes [_] no

AGLC103226-2008

Electronic Delivery Consent

                 American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                 This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                 .   Contract prospectuses and supplements

                 .   Investment option prospectuses and supplements

                 .   Statements of additional information

                 .   Annual and semi-annual investment option reports

                 This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston, Texas, 77210-4880, Attn:
                 Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                 In order to participate in this delivery method you must have access to the following:

                 .   A personal computer with CD-ROM hardware and software

                 . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent

                 .   Communication access to the Internet

                 Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format
                 (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                 We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                 Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                 By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                 I consent to receive electronic delivery of the documents specified above.


                 -------------------------------  ------------------------------
                 Signature of Owner               Please provide your e-mail
                                                  address
                 If you prefer CD-ROM delivery, please check here [_]

Signatures

Signatures      Anytown, USA
                -------------------------------------------------------------
                Signed at (city, state)

                -------------------------------------------------------------
                Print name of Broker/Dealer

            X   Mary Smith                                          10/01/07
                -------------------------------  -----------------
                Registered representative        State license #    Date

            X   John Doe                                            10/01/07
                -------------------------------
                Primary proposed insured                            Date

            X   Jane Doe                                            10/01/07
                -------------------------------
                Owner (If different from                            Date
                Proposed Insured)

            X
                -------------------------------                     ---------
                Joint Owner (If applicable)                         Date

AGLC103226-2008


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